Exhibit 99.B(d)(1)(D)(i)

Directed Services LLC

1475 Dunwoody Drive, West Chester, PA 19380

August 12, 2009

Mr. Todd Modic

Directed Services LLC

1475 Dunwoody Drive

West Chester, PA 19380

Dear Mr. Modic:

Pursuant to the Amended and Restated Investment Management Agreement dated April 29, 2005, as amended and restated between ING Investors Trust and Directed Services LLC (the “Agreement”), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Retirement Conservative Portfolio, ING Retirement Growth Portfolio, ING Retirement Moderate Growth Portfolio, and ING Retirement Moderate Portfolio (collectively, the “Portfolios”), effective on or about August 12, 2009.  Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolios to the Amended Schedule A of the Agreement.  A form of the Amended Schedule A, which indicates the annual investment management fee for the Portfolios, is attached hereto.

The Amended Schedule A has also been updated to reflect name change for ING Oppenheimer Active Asset Allocation Portfolio to ING Oppenheimer Active Allocation Portfolio.

Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolios by signing below.

Very sincerely,

/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
ING Investors Trust

ACCEPTED AND AGREED TO:

Directed Services LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED
INVESTMENT MANAGEMENT AGREEMENT

between

ING INVESTORS TRUST

and

DIRECTED SERVICES LLC

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)

ING American Funds World Allocation Portfolio	September 15, 2008	0.10% on all assets

ING BlackRock Inflation Protected Bond Portfolio		0.450% on first $200 million; 0.400% on next $800 million; and 0.300% on assets over $1 billion

ING Focus 5 Portfolio		0.32% on all assets

ING Franklin Income Portfolio		0.65% on the first $500 million; and 0.60% on assets over $500 million

ING Franklin Templeton Founding Strategy Portfolio		0.00%

ING Goldman Sachs Commodity Strategy Portfolio	April 28, 2008	0.70% on the first $1 billion; and 0.65% on assets over $1 billion

ING JPMorgan Value Opportunities Portfolio		0.400% on first $21 billion; 0.390% on next $5 billion; and 0.380% on assets over $26 billion

ING Marsico International Opportunities Portfolio		0.540% on first $21 billion; and 0.530% on assets over $21 billion

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)

ING MFS Utilities Portfolio

0.600% on first $1 billion;
0.550% on next $500 million;
0.500% on next $5 billion;
0.470% on next $5 billion;
0.450% on next $5 billion;
0.440% on next $5 billion; and
0.430% on assets over $21.5 billion

ING Multi-Manager International Small Cap Portfolio	April 28, 2008	1.00% on the first $1 billion; and 0.97% on assets over $1 billion

ING Oppenheimer Active Allocation Portfolio	September 15, 2008	0.25% on all assets

ING Pioneer Equity Income Portfolio		0.65% on first $500 million; and 0.60% on assets over $500 million

ING Retirement Conservative Portfolio(1) ING Retirement Growth Portfolio(1) ING Retirement Moderate Growth Portfolio(1) ING Retirement Moderate Portfolio(1)	August 12, 2009	If the Portfolio invests in Affiliated Underlying Funds: 0.14% If the Portfolio invests in Unaffiliated Underlying Funds and/or Direct Investments: 0.24%

ING Van Kampen Global Tactical Asset Allocation Portfolio	September 15, 2008	0.75% on the first $500 million; and 0.725% on assets in excess of $500 million

(1) “Direct Investments” shall mean assets which are not shares of open-end investment companies registered under the 1940 Act.  “Affiliated Underlying Funds” shall mean open-end investment companies registered under the 1940 Act which are ‘affiliated’ with the Portfolio as such term is defined in Section 2(a)(3) of the 1940 Act. “Unaffiliated Underlying Funds” shall mean open-end investment companies registered under the 1940 Act which are not ‘affiliated’ with the Portfolio as such term is defined in Section 2(a)(3) of the 1940 Act.

Series	Effective Date	Annual Investment Management Fee
(as a percentage of average daily net assets)

ING Wells Fargo Small Cap Disciplined Portfolio		0.77% on first $500 million; 0.70% on next $500 million; 0.65% on next $500 million; 0.60% on next $5 billion; and 0.53% on assets over $6.5 billion